EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-82784, 333-38002, 333-49668, 333-91429, 333-96183, 333-103010, 333-107045, 333-113927, 333-116761, 333-125398 and 333-126585 on Form S-8; and Registration Statement No. 333-63596 on Form S-4 of our reports dated December 7, 2007 relating to the consolidated financial statements of Quest Software, Inc. (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment, and FASB Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities, discussed in Note 1 and an explanatory paragraph relating to the restatement discussed in Note 2) and management’s report on the effectiveness of internal control over financial reporting (which report expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and expressed an adverse opinion on the effectiveness on the Company’s internal control over financial reporting because of material weaknesses) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/S/ Deloitte & Touche LLP
Costa Mesa, California December 7, 2007